                                 Exhibit 10.17

                  Employment Agreement with Russell G. Olson
                            dated February 10, 1999

                             EMPLOYMENT AGREEMENT
                             --------------------



       THIS AGREEMENT ("Agreement") is entered into as of the 10th day of
                                                             ------
February, 1999, by and between COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK
--------
(the "Bank"), referred to herein sometimes as the "Employer," and RUSSELL G. OLSON ("Olson").


                               R E C I T A L S:
                               ---------------

       A. Olson has agreed to become a key member of the senior management of the Bank and to devote substantial skill to the affairs of the Bank, and the Board of Directors of the Bank (the "Board") wishes to retain his services under the terms of this Agreement.

       B. It is in the best interest of the Bank to provide an inducement to Olson to accept employment under the terms of this Agreement.

       NOW, THEREFORE, the Bank and Olson hereby agree to the following terms of employment:

       1. Employment. The Employer agrees to employ Olson and Olson agrees to be
          ----------
employed in the capacity as Executive Vice President of the Bank for a period of one (1) year beginning the date of this Agreement. The Board will review this Agreement annually to consider additional one (1) year extensions.

       2. Time and Effort. Olson shall diligently and conscientiously devote his
          ---------------
full time and best efforts to the discharge of his duties.

       3. Compensation.
          ------------

          a. The Employer shall pay to Olson a base salary at a rate no less than Two Hundred Fifty-Two Thousand Three Hundred Sixty Dollars ($252,360.00) per year. The base salary may be increased from time to time as the Board may approve.

          b. Olson shall be entitled to participate in all benefits available to executive officers of the Employer in effect as of this date, and as may be amended from time to time by the Board, including, but not limited to (i) all short-term and long-term incentive plans (both cash and stock) and all deferred compensation plans; (ii) all benefit plans (such as, but not limited to, medical, life insurance, retirement, vacation); and (iii) any perquisite program.
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4.   Termination of Employment.
     -------------------------

     a.   The Employer may terminate Olson's employment at any time upon thirty
(30) days notice. However, if the Employer terminates Olson's employment at any time during the term of this Agreement for any reason other than cause, as defined herein, Olson will receive all compensation and benefits detailed in
Section 3 through the effective date of termination, together with a severance payment equal to twelve (12) months base salary. Such amount shall be payable monthly beginning on the first day of the month following the month in which such termination occurs.

     b. Olson shall have no right to receive such severance payment if his employment is terminated for cause. Termination for cause shall mean termination because of Olson's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

5.   Regulatory Provisions.
     ---------------------

     a. If Olson is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and
(g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Olson all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     b. If Olson is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or
(g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     c. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     d. All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank:



          i. At any time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

          ii. At any time the FDIC or RTC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

     Any rights of the parties that have already vested, however, shall not be affected by such action.


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

     6.   Disability, Death, Retirement. If Olson should become disabled while
          -----------------------------
this Agreement is in effect, the compensation, benefits, and severance payment specified in Section 4 of this Agreement shall be payable, as in the case of a termination for reasons other than cause, to Olson. If Olson should die while this Agreement is in effect, a severance payment equal to twelve (12) months base salary shall be paid to his heirs at law, payable monthly beginning on the first day of the month following the month in which such death occurs. If Olson retires, this Agreement shall terminate and no severance payments shall be due hereunder. The benefits provided pursuant to this Agreement shall be in addition to any other benefits provided by the Employer.

     "Disability" shall mean Olson's absence from his duties with the Employer on a full-time basis for one hundred eighty (180) consecutive business days, as a result of Olson's incapacity due to physical or mental illness, unless within thirty (30) days thereafter Olson shall have returned to the full-time performance of his duties.

     7.   Agreement Not to Compete. Should Olson's employment be terminated
          ------------------------
hereunder for any reason, either voluntarily or involuntarily, Olson agrees that he will not, for a period of one (1) year from the date of such termination, in any capacity, whether as an employee, employer, stockholder, officer, director, partner, associate, consultant, advisor, proprietor, or in any other manner, engage in or have any interest in, direct or indirect, any business in direct competition with the Bank within any service area served by the Bank as of the date of such termination. Olson further agrees during such period that he will not in any manner solicit or interfere with the business, goodwill, or customers of the Bank. Olson further acknowledges that all information pertaining to the business or the customers of the Bank are the property of the Bank, and Olson agrees that he will not, at any time after termination of employment, divulge or communicate any such information to any person or business organization without the express authorization of the Bank. Should Olson violate the terms of this Paragraph 7, the parties agree that in addition to any other remedy available at law and equity, the Bank may cease the payment of any severance payments otherwise due under Paragraph 4 hereof as of the date of such breach.

     8.   Severability. In the event that any portion of this Agreement is held
          ------------
          to be invalid or unenforceable for any reason, it is hereby agreed that invalidity or unenforce-ability shall not affect the other portions of this Agreement and that the remaining covenants, terms, and conditions, or portions thereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid and enforceable.



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

     9.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the Employer, its successors, and assigns, including any corporation which may merge or consolidate with Employer, or acquire all, or substantially all of the assets and business of the Employer.

     10.  Change of Control. The parties hereto have, in addition to this
          -----------------
Agreement, entered into a Change of Control Agreement. To the extent that Olson receives a severance payment under this Agreement, such amount shall reduce the amount to which Olson would otherwise be entitled under such Change of Control Agreement.

     11.  Federal Deposit Insurance Act. Notwithstanding anything in this
          -----------------------------
Agreement to the contrary, no payment shall be made under this Agreement contrary to the requirements or prohibitions of Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1828(k) or regulations or orders issued thereunder and applicable to and binding upon the Bank.

     12.  Prior Agreements. The parties acknowledge that this Agreement
          ----------------
supersedes all prior agreements with respect to the subject matter hereof, including specifically that certain agreement between Liberty Financial Corporation and Olson dated January 1, 1997. The parties acknowledge that Olson will be given the company automobile provided for in Paragraph 6A of such agreement. Olson will be reimbursed for business use of his automobile under the Bank's policies. The parties further acknowledge that Olson will have received from Liberty Financial Corporation the amounts due as a golden parachute payment under Paragraph 9 of such agreement, in cash or other good funds. The parties further acknowledge that the Employer may elect to relocate Olson, in which case the Employer will pay moving expenses as provided to executive officers under its policies in effect as of the date of such transfer.

     13.  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                COMMERCIAL FEDERAL BANK,
                                A FEDERAL SAVINGS BANK



                                By  /s/ James A. Laphen
                                   -------------------------------------
                                        James A. Laphen, President



                                    /s/ Russell G. Olson
                                   -------------------------------------
                                        RUSSELL G. OLSON



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